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                                                                 Exhibit 10.2

                   SECOND AMENDMENT TO OWENS-ILLINOIS, INC.
                     DIRECTORS DEFERRED COMPENSATION PLAN

      Pursuant to the authority reserved to the Committee (the "Committee") of the Board of Directors of Owens-Illinois, Inc. (the "Company") appointed to administer the Owens-Illinois, Inc. Directors Deferred Compensation Plan (the "Plan") under Section 9 of the Plan, the Committee hereby amends the Plan as follows:

      1. The definition of "Account" in Section 2 of the Plan is amended to read as follows:

            "Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect a Director's interest in the Plan, and includes either or both of a Cash Account or Company Stock Account.

      2. Section 2 of the Plan is further amended by the addition thereto, in appropriate alphabetical order, of the following new definitions:

            "Cash Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect amounts deferred under the Plan which have been credited in dollars and on which interest accrues, in accordance with Section 7.2 hereof;

            "Company Stock" means the Company's common stock, $.01 par value;

            "Company Stock Unit" means a unit of value, equal in value to one share of Company Stock, by which the value of a Director's Company Stock Account is determined pursuant to and in accordance with Section 7.3 hereof;

            "Company Stock Account" means a deferred compensation memo-randum account established and maintained on the books of the Company to reflect the value of amounts deferred under the Plan which have been credited in Company Stock Units and to which additional Company Stock Units may be credited to reflect dividends and other distributions and/or adjustments, if any, on Company Stock, in accordance with Sections 7.3 and 7.4 hereof;

      3. Section 7.1 of the Plan is amended to read, in its entirety, as follow:

            7.1 All amounts deferred under the Plan shall be credited by the Company, as of the date such amounts would otherwise be payable to the Director in the absence of a Deferral Election, to the Director's Cash Account and/or Company Stock Account, in the proportions specified by the Director


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            at the time of his Deferral Election.  In the absence of such a specification by a Director, such amounts shall be so credited to his Cash Account.

      4. Section 7.2 of the Plan is redesignated as Section 7.6 thereof, and the following new Sections 7.2, 7.3, 7.4, and 7.5 are added to the Plan:

            7.2 All amounts credited to a Director's Cash Account shall, until paid or distributed in full, accrue interest, compounded monthly, at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) or at such other rate as the Board may at any time and from time to time designate prospectively; provided, however, that no such action taken by the Board after the date of an installment payment election (or of the modification of any such previous election) pursuant to Section 8 hereof shall operate to reduce the rate of interest on the unpaid balance of the amount payable pursuant to such election (or modi-fication) to less than the rate which would have been in effect hereunder in the absence of such action by the Board.

            7.3 A Director's Company Stock Account shall be credited with a number (including fractions) of Company Stock Units equal in value to the deferred amount specified to be so credited. For all purposes of the Plan, the value of Company Stock Units shall be determined by reference to the closing price of Company Stock on the principal exchange on which Company Stock is traded on the day before the date on or as of which such value is being determined or, if no Company Stock was traded on such day, then on the next preceding trading day on which Company Stock was so traded. As of the date any dividend is paid to shareholders of Company Stock, each Company Stock Account shall be credited with a number (including fractions) of additional Company Stock Units equal in value to the dividends paid on the number of shares of Company Stock represented by the Units in such Account immediately before such dividend was paid.

            7.4 In the event that the outstanding shares of Company Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, or reclassification, or if the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Company Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the number of Company Stock Units


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            credited or to be credited to Directors' Company Stock Accounts under the Plan shall be adjusted accordingly.

            7.5 A Director may change the proportion in which amounts to be deferred in the future are to be credited to his Cash Account and Company Stock Account and/or the proportion in which amounts previously deferred are to be reallocated between his Cash Account and Company Stock Account, at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee.

      5. Sections 8.1 and 8.2 of the Plan are amended to read, in their entirety, as follows:

            8.1 The entire value of a Director's Accounts shall become payable upon termination of the Director's membership on the Board for any reason. All amounts so payable shall be paid to the Director in cash in a lump sum or, if and to the extent the Director has so elected in writing:

                  (a)   at or before the time of his Deferral
                  Elections; or

                  (b) thereafter, but only with the consent of the Executive Compensation Committee pursuant to
                  Section 8.5 hereof, except that a Director's initial election under this Section 8.1(b) will be effective without the consent of the Execu-tive Compensation Committee if made no later than 30 days after the later of (i) the date of adoption of the First Amendment to the Plan or
                  (ii) the effective date of such Amendment,

            in such number, not to exceed 15, of equal annual cash installments as the Director has so elected plus interest on the unpaid balance at the rate from time to time called for under Section 7.2 of the Plan. To facilitate the cash-only distribution(s) contemplated by the Plan, the entire value of a Director's Company Stock Account on the date of termination of his Board membership shall be reallocated to and thereafter held in his Cash Account, from which all distributions under the Plan shall be made.

            8.2 In the event of a Director's death before or after his termination of Board membership but before his Account has been paid to him in full, the entire unpaid value of his Account shall be paid, to the beneficiary or beneficiaries named by him in a written designation filed with the Company (or, in the absence of such a designation, to his estate), in cash in a lump sum or, if and to the extent the Director has made an election of installment payments under Section
            8.1 hereof, in accordance with such election.


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     6.  This Second Amendment shall be effective as of January 1, 1997.  In all other respects the Plan shall remain in full force and effect as originally adopted effective December 31, 1993 and heretofore amended.

      IN WITNESS WHEREOF, the Committee has caused this Second Amendment to be executed by a duly authorized officer of the Company as of the 1st day of April, 1997.

                                          OWENS-ILLINOIS, INC.


                                          By /s/ Thomas L. Young
                                             ----------------------------
                                                 Executive Vice President
Attest:


 /s/ James W. Baehren
 -----------------------
     Assistant Secretary

































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